Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------


                                    FORM T- 1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) _____


                        ---------------------------------



                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)


                       ---------------------------------


                              CK WITCO CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                                         52-2183153
(State or other jurisdiction of                                  (I.R.S.
incorporation or organization)                                   employer
                                                                 identification
                                                                 no.)

One American Lane                                                       06831
Greenwich, Connecticut                                             (Zip Code)

(Address of principal executive offices)


                       ---------------------------------


                          8 1/2 % Senior Notes due 2005
                       (Title of the indenture securities)

Item 1.     General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                      Address
            ----                                      -------
            Comptroller of the Currency               Washington, D.C.

            Federal Reserve Bank of New York          New York, NY
            33 Liberty Street
            New York, NY

            Federal Deposit Insurance Corporation     Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.  Yes.

            Yes.

Item 2.     Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 3319227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1999 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.



                       ---------------------------------



                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 18th day of April, 2000.



                                    CITIBANK, N.A.

                                    By    /s/ P. DeFelice
                                          ---------------------------
                                          P. DeFelice
                                          Vice President

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 Citibank, N.A.

              OF NEW YORK IN THE STATE OF NEW YORK AT THE CLOSE OF
             BUSINESS ON DECEMBER 31, 1999, PUBLISHED IN RESPONSE TO
            CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12,
              UNITED STATES CODE, SECTION 161. CHARTER NUMBER 1461
               COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT.

                                     ASSETS

                                                                       Thousands
                                                                              of
                                                                         dollars
                        Cash and balances due from depository
                          institutions:
                            Noninterest-bearing balances
                              and currency and coin ..............  $ 10,648,000
                        Interest-bearing balances ................    12,916,000
                        Held-to-maturity securities ..............       0
                        Available-for-sale securities ............    40,494,000
                        Federal funds sold and
                          securities purchased under
                          agreements to resell ...................     7,255,000
                        Loans and lease financing receivables:
                          Loans and Leases, net of unearned
                          income .................... $209,214,000
                          LESS:  Allowance for loan and lease
                          losses ....................    4,647,000
                        Loans and leases, net of unearned
                          income, allowance, and reserve .........   204,567,000
                        Trading assets ...........................    28,321,000
                        Premises and fixed assets (including
                          capitalized leases) ....................     3,808,000
                        Other real estate owned ..................       365,000
                        Investments in unconsolidated
                          subsidiaries and associated
                          companies ..............................     1,212,000
                        Customers' liability to this bank on
                          acceptances outstanding ................     1,134,000
                        Intangible assets ........................     4,244,000
                        Other assets .............................    12,890,000
                                                                   -------------
                        TOTAL ASSETS .............................  $327,899,000
                                                                   =============
                                   LIABILITIES
                        Deposits:
                          In domestic offices ....................  $ 46,525,000
                          Noninterest-bearing .........$15,373,000
                        Interest-bearing .............. 31,152,000
                        In foreign offices, Edge and Agreement
                          subsidiaries, and IBFs .................   188,307,000
                        Noninterest-bearing ........... 12,313,000
                        Interest-bearing...............175,994,000
                        Federal funds purchased and securities
                          sold under agreements to repurchase ....     8,039,000
                        Demand notes issued to the U.S.
                          Treasury ...............................             0
                        Trading liabilities ......................    26,196,000
                        Other Borrowed money (includes
                          mortgage indebtedness and
                          obligations under capitalized leases):
                          With a remaining maturity of one
                            year or less .........................    11,978,000
                          With a remaining maturity of more
                            than one year through three years ....     1,170,000
                          With a remaining maturity of more
                            than three years .....................     2,827,000
                        Bank's liability on acceptances
                          executed and outstanding ...............     1,222,000
                        Subordinated notes and debentures ........     6,850,000


                        Other liabilities ........................    13,223,000
                                                                   -------------
                        TOTAL LIABILITIES ........................  $306,337,000
                                                                   =============
                                 EQUITY CAPITAL
                        Perpetual preferred stock and related
                          surplus ................................             0
                        Common stock .............................  $    751,000
                        Surplus ..................................     9,836,000
                        Undivided profits and capital reserves ...    11,565,000

                        Net unrealized holding gains (losses)
                          on available-for-sale securities .......       116,000
                        Accumulated net gains (losses) on cash
                          flow hedges ............................             0
                        Cumulative foreign currency translation
                          adjustments ............................     (706,000)
                                                                   -------------
                        TOTAL EQUITY CAPITAL .....................  $ 21,562,000
                                                                   -------------
                        TOTAL LIABILITIES, LIMITED-
                          LIFE PREFERRED STOCK, AND
                          EQUITY CAPITAL .........................  $327,899,000
                                                                    ============

                        I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER
                        We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                 PAUL J. COLLINS
                                                                       DIRECTORS